UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2008, the Senate confirmed the nomination of Thomas C. Gilliland to serve on the TVA Board of Directors.  Mr. Gilliland’s term will expire on May 18, 2011.

Mr. Gilliland, of Blairsville, Georgia, was nominated by President Bush on July 11, 2007.  Mr. Gilliland, age 60, recently retired as Executive Vice President, Secretary, General Counsel, and Director for United Community Banks, Inc., a bank holding company with assets of approximately $8.0 billion.  He had been with that company since 1992.  Mr. Gilliland will take office after being sworn in, a date for which has not yet been set.

There are no family relationships between Mr. Gilliland and any director, executive officer or person nominated or chosen to become a director or executive officer of TVA.  As a director, Mr. Gilliland will be entitled to the benefits and arrangements applicable to his office as identified in Item 11 of TVA’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended September 30, 2007.

Mr. Gilliland is not party to, and does not have a direct or indirect material interest in, any transactions or arrangements with TVA other than in connection with his employment as described in this report.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Tennessee Valley Authority
   (Registrant)

Date: March 17, 2008                                                  /s/  Maureen H. Dunn
                                Maureen H. Dunn
                                        Executive Vice President and General Counsel

(3)